EXECUTION VERSION CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. THIS THIRD AMENDMENT AGREEMENT (the “Amendment Agreement”) is made on 22 July 2021 between: (1) SOCIÉTÉ NATIONALE DES HYDROCARBURES, a company established and duly incorporated under the laws of the Republic of Cameroon under company registration number RC Yaoundé J-58 with its registered office at P.O. Box 955, Yaoundé, Cameroon, represented for the purposes of this Agreement by its Executive-General Manager (Administrateur Directeur Général), Mr Adolphe Moudiki, duly authorised for the purposes hereof (“SNH”); (2) PERENCO CAMEROON SA, a limited liability company with a board of directors, with a share capital of one hundred and nine thousand and three hundred and seventy five US Dollars (USD 109,375), established and duly incorporated under the laws of the Republic of Cameroon under company registration number RC/DLA/1982/B/8367, with its registered office at P.O. Box 1225 Douala, Cameroon, represented for this purpose by Mr Adrien Broche duly authorised for the purposes hereof (“Perenco”); (3) GOLAR HILLI CORPORATION, a company established and duly incorporated under the laws of the Marshall Islands, under company registration number 68975, with its registered office located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960, represented for the purposes of this Agreement by Mr John JOHANSEN, duly authorised for the purposes hereof (“Golar”); and (4) GOLAR CAMEROON SASU, a simplified limited company with a sole shareholder, with a share capital of CFA Francs ten million (XAF 10,000,000), established and duly incorporated under the laws of the Republic of Cameroon, under company registration number RC/DLA/2015/B/3350, with its registered office located at Avenue de Gaulle 600. Bonanjo, PO Box 1404, Douala, Cameroon, represented for the purposes of this Agreement by Mr John JOHANSEN, duly authorised for the purposes hereof (“Golar Cam”). SNH, Perenco, Golar and Golar Cam, and their respective successors and permitted assignees (if any), may sometimes individually be referred to throughout this Agreement as a “Party” and collectively as the “Parties” (and, where the context requires, each of SNH and Perenco may together be referred to as a single Party, and each of Golar and Golar Cam may together be referred to as a single Party). RECITALS: (A) The Parties entered into a liquefaction tolling agreement dated 29 November 2017 (as amended by an amendment agreement entered into between the Parties on 15 November 2019 and a second amendment agreement entered into between the Parties on 23 March 2021), the “LTA”) in connection with the development of a floating liquefied natural gas export project offshore Kribi, in Cameroon. (B) The Parties now wish to further amend the LTA in accordance with the provisions hereof. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged it is agreed as follows:

EXECUTION VERSION 1 DEFINITIONS, INTERPRETATION AND LANGUAGE 1.1 Definitions Unless the context otherwise requires and save as mentioned herein, words and expressions defined in the LTA shall have the same meanings when used in this Amendment Agreement. 1.2 Interpretation References in the LTA to “this Agreement” shall, with effect on and from the Effective Date and unless the context otherwise requires, be references to the LTA as amended and/or supplemented by this Amendment Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the LTA, shall be construed accordingly. 1.3 Incorporation of certain references Clauses 1.2, 1.3, 31.4 and 31.5 of the LTA shall be deemed to be incorporated in this Amendment Agreement in full, mutatis mutandis. 2 AMENDMENTS TO THE LTA 2.1 The LTA shall be amended with effect on and from the Effective Date as set out in this Clause 2. 2.2 Clause 1.1 of the LTA shall be amended by: (a) Deleting the definitions of “Annual LNG Overproduction Value”, “Excess Base Capacity” and “Monthly Component” and replacing them with the following: ““Annual LNG Overproduction Value” means the product, expressed in USD, of the Annual LNG Overproduction for a Contract Year multiplied by: (a) if the Excess Base Capacity in respect of such Contract Year is larger than zero (0), the Average Excess Tolling Fee; or (b) if the Excess Base Capacity in respect of such Contract Year is zero (0), the Average Base Tolling Fee.” ““Excess Base Capacity” means: (a) for the 2022 Contract Year, the 2022 Excess Base Capacity; and (b) for any Contract Year starting on or after 1 January 2023, the 2023+ Excess Base Capacity.” ““Monthly Component” means twelve (12); provided, however, that for the first and last Contract Years, Monthly Component shall mean the number of months in the respective Contract Year with the first and last months in such Contract Year being prorated based upon the number of days in such month (if the first and last months are not full calendar months).” (b) Adding the following new definitions in alphabetical order:

EXECUTION VERSION ““2022 Contract Year” means the Contract Year starting on 1 January 2022.” ““2022 Excess Base Capacity” has the meaning given to it in Clause 5.1(b).” ““2023+ Excess Base Capacity” means the LNG liquefaction capacity over and above the Base Capacity notified by the Customer in the 2023+ Excess Base Capacity Option Notice.” ““2023+ Excess Base Capacity Option” has the meaning given to it in Clause 5.1(c).” ““2023+ Excess Base Capacity Option Notice” has the meaning given to it in Clause 5.1(c).” ““MMSCFD” or “MMscfd” or “mmscfd” means million standard cubic feet per day.” 2.3 Clauses 5.1(b) to 5.1(e) (inclusive) of the LTA shall be deleted in their entirety and replaced with the following: “(b) For the 2022 Contract Year, Golar shall provide LNG liquefaction capacity of two hundred thousand (200,000) metric tonnes over and above the Base Capacity (the “2022 Excess Base Capacity”). (c) The Customer shall have an option (the “2023+ Excess Base Capacity Option”), on written notice to be exercised no later than 31 July 2022 (the “2023+ Excess Base Capacity Option Notice”), to instruct Golar to increase the LNG liquefaction capacity of the FLNG Facility up to a maximum of four hundred thousand (400,000) metric tonnes per annum over and above the Base Capacity for the Contract Year starting on 1 January 2023 and each Contract Year thereafter during the remainder of the Term or pro-rata thereof for the last Contract Year. (d) If the Customer exercises the 2023+ Excess Base Capacity Option in accordance with Clause 5.1(c), then Golar shall provide the 2023+ Excess Base Capacity for the Contract Year starting on 1 January 2023 and each Contract Year thereafter during the remainder of the Term. If the Customer notifies Golar by 31 July 2022 that it has no requirement for 2023+ Excess Base Capacity or otherwise fails to exercise the 2023+ Excess Base Capacity Option in accordance with Clause 5.1(c), the 2023+ Excess Base Capacity shall be deemed to be zero (0) MMTPA. (e) Provided that the Excess Base Capacity is larger than zero (0) MMTPA, an additional monthly fee (the “Excess Tolling Fee”) shall be payable by the Customer to Golar in arrears in an amount equal to (1) the MMBTU Excess Base Capacity divided by (2) the Monthly Component and multiplied by (3) the USD price per MMBTU for that calendar month (based on Gross Heating Value), which shall be calculated as follows: (i) For each calendar month in the 2022 Contract Year, the USD price per MMBTU shall be the higher of: A. [*****]; and B. [*****].

EXECUTION VERSION (ii) For each calendar month in each Contract Year from and including the Contract Year starting on 1 January 2023 until the end of the Term, the USD price per MMBTU shall be the higher of: A. [*****]; and B. [*****] For the purposes of this Clause 5.1 (e) only: “Additional Volumes Contract Price” means the following USD price per MMBTU: (TTF x CF x FX) – X Where: “TTF” means in respect of the Pricing Month, the un-weighted arithmetic average of the Midpoint Prices quoted in respect of such Pricing Month in the ICIS Heren European Spotgas Markets report (the “Heren Report”) on each day that such Heren Report is published during the Calculation Period; “Pricing Month” means the relevant calendar month during which Golar has provided the Excess Base Capacity; “Midpoint Prices” means the un-weighted arithmetic average of the Bid and the Offer quoted in the Heren Report in respect of the Pricing Month at the TTF in the table entitled “TTF Price Assessment” in EUR/MWh; “Calculation Period” means the calendar month immediately preceding the Pricing Month during which the Pricing Month is displayed as the front month published by the Heren Report; “CF” means 0.293071 MWh/MMBTU; “FX” means the USD foreign exchange reference rate for Euro (being the value of 1 Euro expressed in USD) as published by Bloomberg under BFIX at 16:00 hours (London time) for the United Kingdom business day immediately following the Calculation Period; and “X” is equal to: (i) [*****] for the 2022 Contract Year and (ii) [*****] for each Contract Year from and including the Contract Year starting on 1 January 2023 for the remainder of the Term. “ETF” means the Excess Tolling Fee in USD per MMBTU. EXAMPLE CALCULATION The following example calculation illustrates the equation set out in paragraph (ii) A. above. Where: - [*****]

EXECUTION VERSION - CF = 0.293071 - FX = 1.20 - [*****] Additional Volumes Contract Price = [*****] Excess Base Capacity = 0.4 MMTPA MMBTU Excess Base Capacity = 0.4 MMTPA * [*****] [*****] 2.4 In the third line of Clause 5.1(g)(ii)(B), the words “most recently instructed” shall be deleted and the words “for the relevant Contract Year” inserted after “MMBTU Excess Base Capacity”. 2.5 Clause 5.1(g)(iii) shall be deleted and replaced with the following: “(iii) For each Contract Year in which an Annual Underutilisation Quantity accrues, an "Annual Underutilisation Quantity Value", expressed in USD, shall be calculated by multiplying the Annual Underutilisation Quantity by: (A) if the Excess Base Capacity in respect of the relevant Contract Year is larger than zero (0) MMTPA, the Average Excess Tolling Fee; or (B) if the Excess Base Capacity in respect of the relevant Contract Year is zero (0) MMTPA, the Average Base Tolling Fee.” 2.6 Clause 10.1(a) shall be deleted and replaced with the following: “(a) The Customer shall design, build and operate production facilities (or cause the same to be done) to ensure the supply of Feed Gas to enable Golar to deliver the Base Capacity and, subject to the exercise of the 2023+ Excess Base Capacity Option, the 2023+ Excess Base Capacity in accordance with this Agreement. In the case of the Base Capacity, by no later than the Scheduled Commissioning Start Date, subject to any delay or postponement of such date in accordance with Clause 9.1(b), and in the case of the 2023+ Excess Base Capacity, by no later than 31 December 2022, subject to the exercise of the 2023+ Excess Base Capacity Option.” 2.7 In Clause 15.7(a), sub-paragraph (vii) shall be deleted and replaced with the following: “(vii) in any Contract Year where the Excess Base Capacity is larger than zero (0), and subject to at least twenty four (24) hours’ notice from Golar requiring minimum delivery of [*****] of Feed Gas, any time during the Allowed Laytime during which the Customer fails to maintain delivery of at least [*****] of Feed Gas, provided that where the Customer is able to maintain delivery of at least [*****] of Feed Gas during the Allowed Laytime, the extensions to the Allowed Laytimes shall be as stated in Annex 9.”

EXECUTION VERSION

2.8 The row titled "LNG Vessels" in the table set out in Annex 1 of the LTA shall be deleted in its entirety and replaced with the following:

LNG Vessels	Generic design capable of safely berthing LNG Vessels having a gross cargo capacity of up to 160,000m^3. Golar has agreed to a Customer specific requirement for safely berthing LNG Vessels having a gross capacity of up to 180,000m^3, including those listed in Annex 8.

2.9 In Annex 2 of the LTA the words "Maximum Feed Gas inlet rate: [*****] shall be deleted and replaced with "Maximum Feed Gas inlet rate: [*****].

2.10 The table in Annex 4 of the LTA shall be deleted and replaced with the following:

[*****]

2.11 The table of Approved LNG Vessels in Annex 8 of the LTA shall be deleted in its entirety and replaced with the following:

Name	Flag	Year of Build	Yard	Capacity (100%)	IMO Number
Lena River	Marshall Islands	2013	HHI, Korea	154,942m3	9629598
Yenisei River	Marshall Islands	2013	HHI, Korea	154,925m3	9629586
Velikiy Novgorod	Liberia	2014	STX, Korea	170,568m3	9630004
Pskov	Liberia	2014	STX, Korea	170,535m3	9630028
Marshal Vasilevskiy	Russian Federation	2018	HHI, Korea	174,523m3	9778313
Clean Energy	Marshall Island	2007	HHI, Korea	149,755m3	9323687
Golar Nanook	Marshall Island	2018	SHI, Korea	170,221m3	9785500
Golar Maria	Marshall Islands	2006	Daewoo, Korea	145,931m3	9320374
Golar Penguin	Marshall Islands	2014	SHI, Korea	160,683m3	9624938
Seri Camellia	Malaysia	2016	HHI, Korea	150,547m3	9714276
Methane Jane Elizabeth	Bermuda	2006	SHI, Korea	145,673m3	9307190
BW Paris	Singapore	2009	Daewoo, Korea	162,547m3	9368302

EXECUTION VERSION

Energy Glory	Japan	2019	Japan Marine United Corporation, TSU Shipyard	166,686m3	9752565
Ribera del Duero Knutsen	Norway	2010	Daewoo, Korea	173,667m3	9477593
Maran Gas Alexandria	Greece	2015	HSHI, Korea	161,874m3	9650054
Maran Gas Troy	Greece	2015	DSME, Korea	159,886m3	9658240
Stena Crystal Sky	United Kingdom	2011	DSME, Korea	173,611m3	9383900
Hoegh Giant	Marshall Islands	2017	HHI, Korea	170,109m3	9762962
Gaslog Savannah	Bermuda	2010	SHI, Korea	155,194m3	9352860
Gaslog Skagen	Bermuda	2013	SHI, Korea	155,086m3	9626285
Energy Integrity	Marshall Islands	2021	DSME, Korea	173,400m3	9859739
Energy Intelligence	Marshall Islands	2021	DSME, Korea	173,400m3	9881201
Seri Bakti	Malaysia	2007	MHI, Japan	150,689m3	9331634
Flex Rainbow	Marshall Islands	2018	SHI, Korea	174,171m3	9709037

2.12 The section headed "Allotted Loading Times" in Annex 9 of the LTA shall be deleted in its entirety and replaced with:

[*****]

* Allowed Laytimes shall be interpolated linearly if the combination of Scheduled Loading Quantity versus Base Capacity and, if applicable, Excess Base Capacity is not reflected in the table above."

2.13 A new section headed "Extensions to Allowed Laytimes" shall be inserted below the section headed "Allotted Loading Times" in Annex 9 of the LTA as follows:

"**<u>Extensions to Allowed Laytimes</u>**

For the purposes of the proviso in Clause 15.7(a)(vii), the extensions to Allowed Laytimes where the Customer maintains delivery of at least [*****] of Feed Gas during the Allowed Laytime are as follows:

[*****]

EXECUTION VERSION * The above extensions to Allowed Laytimes shall be interpolated linearly if the combination of Scheduled Loading Quantity versus Base Capacity and Excess Base Capacity is not reflected in the table above.” 3 EFFECTIVE DATE The Parties agree and confirm that the amendments to the LTA set out in Clause 2 of this Amendment Agreement shall only take effect on the date on which the Customer notifies Golar in writing (i) that it has entered into a binding amendment agreement to the LNG SPA dated 26 November 2015 between the Customer and Gazprom Marketing & Trading Singapore Pte Ltd for the sale and purchase of the LNG to be produced utilising the Excess Base Capacity and (ii) setting out the Additional Volumes Contract Price (the “Effective Date”). 4 REPRESENTATIONS AND WARRANTIES 4.1 Each Party represents and warrants that the representations and warranties it gives in clause 21 of the LTA are true and correct as at the date of this Amendment Agreement with reference to the facts and circumstances existing at such date, in relation to both this Amendment Agreement and the LTA as amended by this Amendment Agreement. 4.2 Each Party further represents and warrants that this Amendment Agreement constitutes its legal, valid, binding and enforceable obligations in accordance with its terms. 5 MISCELLANEOUS 5.1 Continuation of LTA Save as amended by this Amendment Agreement, the provisions of the LTA shall continue in full force and effect and each of the LTA and this Amendment Agreement shall be read and construed as one instrument. 5.2 Severance of Invalid Provisions If and for so long as any provision of this Amendment Agreement shall be deemed to be invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Amendment Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Amendment Agreement without affecting the validity of the balance of this Amendment Agreement. 5.3 Counterpart Execution This Amendment Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Amendment Agreement for all purposes, provided that no Party shall be bound to this Amendment Agreement unless and until both Parties have executed a counterpart. 6 CHOICE OF LAW AND DISPUTE RESOLUTION 6.1 Choice of Law

EXECUTION VERSION This Amendment Agreement (and any non-contractual obligations which may arise out of or in connection with it) shall be governed by and construed in accordance with English law, without regard to its rules of conflict of laws that would require the application of laws of a different jurisdiction. 6.2 Arbitration Any Dispute arising out of or in connection with this Amendment Agreement shall be referred to and finally resolved by arbitration under the LCIA Rules (the “Rules”) of the LCIA Court (formerly the London Court of International Arbitration), save that the Parties do not waive their right to any form of appeal to any state court or other legal authority. 6.3 Procedure for Arbitration (a) The arbitral tribunal shall consist of three (3) arbitrators. The claimant shall nominate one arbitrator; the respondent shall nominate the second arbitrator; and a third arbitrator, who shall serve as chairman, shall be appointed by the LCIA Court within [*****] days of the appointment of the second arbitrator. (b) For the avoidance of any doubt, SNH and Perenco shall only be entitled to collectively appoint one arbitrator, and Golar and Golar Cam shall only be entitled to collectively appoint one arbitrator. If SNH or Perenco commences arbitration otherwise than jointly with the other, the arbitrator appointed by it shall be deemed to have been appointed with the agreement of the other. If Golar or Golar Cam commences arbitration otherwise than jointly with the other, the arbitrator appointed by it shall be deemed to have been appointed with the agreement of the other. (c) In the event the claimant or the respondent shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court within [*****] days of such failure. In the event that both the claimant and the respondent fail to nominate an arbitrator within the time limits specified in the Rules, all three arbitrators shall be appointed by the LCIA Court within [*****] of such failure who shall designate one of them as chairman. (d) If both parties so agree, there shall be a sole arbitrator appointed by the LCIA Court within [*****] days of such agreement. (e) The seat of arbitration shall be Geneva, Switzerland, and the language of the arbitration shall be English.

EXECUTION VERSION EXECUTION PAGE SIGNED for and on behalf of SOCIÉTÉ NATIONALE DES HYDROCARBURES By:_/s/ ADOLPHE MOUDIKI Name: ADOLPHE MOUDIKI Position: EXECUTIVE-GENERAL MANAGER SIGNED for and on behalf of PERENCO CAMEROON SA By:_/s/ ADRIEN BROCHE Name: ADRIEN BROCHE Position: GENERAL MANAGER SIGNED for and on behalf of GOLAR HILLI CORPORATION By: /s/ JOHN JOHANSEN Name: JOHN JOHANSEN Position: ATTORNEY-IN-FACT SIGNED for and on behalf of GOLAR CAMEROON SASU By: /s/ JOHN JOHANSEN Name: JOHN JOHANSEN Position: PRESIDENT